UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2018 (February 1, 2018)

EVERSOURCE ENERGY

(Exact name of registrant as specified in its charter)

Massachusetts	001-05324	04-2147929
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Cadwell Drive Springfield, Massachusetts	01104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 286-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 7 Regulation FD

Item 7.01 Regulation FD Disclosure.

On February 1, 2018, the New Hampshire Site Evaluation Committee (“SEC”) voted to deny Northern Pass’ siting application. Consistent with Eversource Energy’s and Hydro-Québec’s long-term relationship to bring clean energy into New England, Eversource and Hydro-Québec continue to support Northern Pass and the many benefits this project will bring to our customers and region.  Eversource intends to seek reconsideration of the SEC’s decision and to review all options for moving this critical clean energy project forward.

The information contained in this Item 7.01 shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference into any registration statement filed by Eversource Energy, The Connecticut Light and Power Company, NSTAR Electric Company or Public Service Company of New Hampshire under the Securities Act of 1933, as amended, unless specified otherwise.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERSOURCE ENERGY

(Registrant)

February 2, 2018                                                  By: /S/ JAY S. BUTH

Jay S. Buth

Vice President, Controller and

Chief Accounting Officer

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